UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2020

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79701

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, Ring Energy, Inc. (the “Company”) issued a press release announcing several executive management changes, effective December 31, 2020. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K. The Company announced the promotion of Mr. Alexander Dyes to Executive Vice President of Engineering and Corporate Strategy, the promotion of Mr. Marinos Baghdati to Executive Vice President of Operations, and the promotion of Ms. Hollie Lamb to Vice President of Compliance and General Manager of the Company’s Midland, Texas office. Mr. David A. Fowler will resign from his position as President but will remain with the Company in a consulting capacity and will manage Investor Relations. Mr. Danny Wilson, who has served the Company as Executive Vice President and Chief Operating Officer, will be leaving the Company following the conclusion of a transition period.

Prior to joining the Company, Mr. Dyes, age 35, held the position of Vice President of Acquisitions and Divestitures for Sandridge Energy (“Sandridge”) from May 2019 to June 2020, where he was responsible for managing and overseeing strategic acquisitions for Sandridge. From 2014 to 2019, Mr. Dyes held the position of Vice President of A&D and Engineering and Lead Senior Reservoir Engineering for Yuma Energy, Inc. (“Yuma”), where he oversaw strategic planning, reservoir engineering, and acquisitions for Yuma.

Prior to joining the Company, Mr. Baghdati, age 43, held the position of Vice President of Operations for Sandridge from October 2019 to June 2020. Prior to Sandridge, Mr. Baghdati served as Production Manager for Rio Oil and Gas II, where he was responsible for the company’s production. From 2015 to 2019, Mr. Baghdati held several positions at Yuma Energy Inc., including Operations Manager and Vice President of Drilling and Production.

Prior to her promotion, Ms. Lamb, age 46, was Vice President of Engineering for the Company and served in that position since 2016. Prior to joining the Company, Ms. Lamb served as a Partner at HeLMS Oil & Gas, LLC.

Each of Mr. Dyes and Mr. Baghdati have employment agreements with the Company. The terms of the employment agreements will continue until employment is terminated by Mr. Dyes or Mr. Baghdati, respectively, or the Company. Mr. Dyes and Mr. Baghdati will each receive a minimum base salary at an annual rate of $290,000. The base salaries will be reviewed annually by the Board of Directors (the “Board”) and may be adjusted upward in the Board’s sole discretion, but not downward.

For each calendar year during Mr. Dyes’ and Mr. Baghdati’s employment terms, beginning in 2021, Mr. Dyes and Mr. Baghdati will (i) be eligible to participate in an annual incentive compensation plan of the Company, and (ii) will be eligible to receive annual long-term equity incentive awards under the Company’s 2013 Long-Term Incentive Plan or any successor plan, with a target value equal to a percentage of base salary, determined by the Board (based on the grant date value of any such award), based on the achievement of performance goals established by the Board in its sole discretion under any incentive compensation plan or arrangement as may be established by the Board from time to time.

From October 1, 2020 through the remainder of 2020, each of Mr. Dyes and Mr. Baghdati shall receive as bonus consideration an amount equal to $7,855 per month. Mr. Dyes and Mr. Baghdati also received a sign-on equity grant of 200,000 shares of the Company’s restricted stock awarded on Mr. Dyes’ and Mr. Baghdati’s first day of employment (the “Award Date”), and the restricted stock shall have a three-year vesting period, such vesting period to begin on the Award Date, and shall be subject to the terms and conditions of the award agreements pursuant to which they are granted.

Mr. Dyes and Mr. Baghdati will also be subject to certain non-competition and non-solicitation restrictions for a period of one year following any termination of employment, as well as certain confidentiality restrictions that apply indefinitely.

The foregoing description of the employment agreements with Mr. Dyes and Mr. Baghdati is not complete and is subject in its entirety by reference to the terms of such agreements, copies of which are included as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

None of Mr. Dyes, Mr. Baghdati, or Ms. Lamb was selected to be an officer pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and Mr. Dyes, Mr. Baghdati, or Ms. Lamb, respectively, or any of their immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information in Item 5.02 and Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 10.1, Exhibit 10.2 and Exhibit 99.1, is being furnished pursuant to Item 5.02 and Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Title of Document

10.1	Employment and Severance Agreement, dated as of September 30, 2020, by and between the Company and Alexander Dyes.
10.2	Employment and Severance Agreement, dated as of September 30, 2020, by and between the Company and Marinos C. Baghdati.
99.1	Press Release, dated December 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: December 22, 2020	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer